SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2006

JACUZZI BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14557	22-3568449
(Commission File Number)	(IRS Employer Identification No.)

777 S. FLAGLER DRIVE, WEST
TOWER, SUITE 1100, WEST PALM
BEACH, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 514-3838

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On March 23, 2006, Jacuzzi Brands, Inc. (“Jacuzzi Brands”) and USI American Holdings, Inc. (“USI” and together with Jacuzzi Brands are referred to as the “Seller”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with United Pacific Industries Limited (“UPI”) to sell 3,543,281 shares of common stock (the “Shares”) of Spear & Jackson, Inc. (“SJI”) owned by the Seller to UPI for US$1.40 per share for an aggregate purchase price of US$4,960,593.40. Such Shares constitute all of the shares of SJI owned by the Seller. The Seller and UPI entered into Amendment No. 1 dated as of May 4, 2006 (“Amendment No. 1 to the Stock Purchase Agreement”) to extend the date the Seller and UPI were required to lodge the clearance application with the UK Pensions Regulator. The Seller and UPI have received a comfort letter dated July 5, 2006 issued by the UK Pensions Regulator (the “Comfort Letter”). The Seller and UPI have agreed to waive the condition contained in the Stock Purchase Agreement for a clearance from the UK Pensions Regulator and to accept the Comfort Letter in satisfaction of that condition. The trustees of SJI’s UK Pension Plan have confirmed by letter dated July 6, 2006 their acceptance of the UK Pensions Regulator’s determination. The Seller and UPI then entered into Amendment No. 2 dated as of July 10, 2006 (“Amendment No. 2 to the Stock Purchase Agreement”) to waive their respective requirements for a clearance from the UK Pensions Regulator and to accept in lieu thereof the Comfort Letter which states the UK Pensions Regulator is of the view, based on the information supplied to him in connection with the clearance application, that the change of control as a result of the sale by the Seller of all of its shares of SJI to UPI is not detrimental to the UK pension plan and the UK Pensions Regulator believes that a clearance is not necessary for the transaction.

     In addition, pursuant to Amendment No. 2 to the Stock Purchase Agreement, UPI agreed, subject to the Closing having occurred, to indemnify the Seller and JBI Holdings Limited (the “Jacuzzi Indemnified Parties”) should the UK Pensions Regulator, regardless of the Comfort Letter, require any of the Jacuzzi Indemnified Parties to make a contribution or provide financial support in relation to the potential pension plan liabilities of SJI or its subsidiaries. In addition, UPI has also agreed that for a period of 12-months from the Closing Date, UPI will not, and will use its best efforts to ensure that neither SJI nor any of its subsidiaries will, take any action or omit to take any action that causes the UK Pensions Regulator, as a result of such action or omission, to issue a contribution notice against the Jacuzzi Indemnified Parties in relation to any UK pension plan in which SJI or any subsidiary of SJI is an employer. Further, UPI agreed that for a period of 12-months from the Closing Date, that it will not (and will use its best efforts to ensure that neither SJI nor any subsidiary of SJI will) engage in any action or inaction which in relation to any such UK pension plan would fall within the UK Pension Regulation clearance guidance note dated April 2005 as a ‘Type A’ event unless UPI procures that clearance is issued by the UK Pensions Regulator in relation to such event in terms which confirm that no Jacuzzi Indemnified Party shall be linked to a financial support direction or contribution notice in respect of such event.

     The summary set forth herein of certain provisions of the Stock Purchase Agreement, as amended, does not purport to be a complete description thereof and is qualified in its entirety by reference to the Stock Purchase Agreement, Amendment No. 1 to the Stock Purchase Agreement and Amendment No. 2 to the Stock Purchase Agreement, a copy of each of which has been attached hereto as an Exhibit and are hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of March 23, 2006 entered into between the Seller and UPI.

2.2	Amendment No. 1 to the Stock Purchase Agreement dated as of May 4, 2006 entered into between the Seller and UPI.

2.3	Amendment No. 2 to the Stock Purchase Agreement dated as of July 10, 2006 entered into between the Seller and UPI.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACUZZI BRANDS, INC.

Date: July 11, 2006	By:	/s/ Steven C. Barre

		Name:	Steven C. Barre
		Title:	Senior Vice President, General Counsel and Secretary